SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT (this “Sublease”) is made as of the 8 day of February, 2007 (the “Effective Date”) between LIGHTBRIDGE, INC., a Delaware corporation, (“Sublessor”), and BY APPOINTMENT ONLY, a Massachusetts corporation (“Sublessee”).

RECITALS:

WHEREAS, Corporate Drive Corporation, as Trustee of Corporate Drive Nominee Realty Trust, a Massachusetts nominee trust (“Master Lessor”), as landlord, and Sublessor, as tenant, entered into that certain Gross Lease dated December^ 2003 (the “Master Lease”), a copy of which is attached hereto as Exhibit A, covering space on the first, second and third floors (the “Leased Premises”) of the building located at 30 Corporate Drive, Burlington, Massachusetts (the “Building”), as more particularly described in the Master Lease; and

WHEREAS, Sublessor desires to sublease approximately 45,554 rentable square feet on the first and second floors of the Leased Premises as shown on the plan attached hereto as Exhibit B (the “Subleased Premises”), to Sublessee and Sublessee desires to Sublease the Subleased Premises from Sublessor, upon the terms and conditions set forth in this Sublease.

AGREEMENT:

In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

1. Sublease.

1.1	Sublease Term. Sublessor demises and subleases to Sublessee, and Sublessee hires and subleases from Sublessor, the Subleased Premises, together with all appurtenances thereto for a term (the “Sublease Term”) commencing on the later to occur of: (a) April 1, 2007 or (b) the date on which the Consent (defined in Section 14.13 below) is received by the parties from Master Lessor or (c) the date Sublessor delivers the Subleased Premises to Sublessee in the condition required hereunder (the “Sublease Commencement Date”), and ending on October 31, 2011 (the “Termination Date”), unless sooner terminated pursuant to any provision hereof, and subject to the terms of Section 1.2 below.

1.2	Early Occupancy. Notwithstanding the Sublease Commencement Date, Sublessee may have access to the Subleased Premises for the sole purpose of installing Sublessee’s telecommunications and data wiring and cabling, and moving in and rearranging new furniture and rearranging the Furniture, as defined in Section 15.1 hereof, commencing on the date on which the Consent defined in Section 14.13 below is received from the Master Lessor, such access to be subject to all of the terms and conditions of this Sublease except the obligation to pay rent.

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1.3	Use. The Subleased Premises shall be used and occupied only for general business office use, and any other use permitted under the Master Lease, and for no other use.

2. Rent.

2.1 Base Sublease Rent.

2.1.1	During the initial Sublease Term, Sublessee shall pay to Sublessor an annual rental of Eight Hundred Sixty-five Thousand Five Hundred Twenty-six and 00/100 ($865,526.00) DOLLARS payable monthly, in advance, in equal installments of Seventy-two Thousand One Hundred Twenty-seven and 17/100 ($72,127.17) DOLLARS (“Base Sublease Rent”) for the Subleased Premises; provided, however, that the Base Sublease Rent shall not begin to accrue until the first anniversary of the Sublease Commencement Date.

2.1.2	All monthly installments of Base Sublease Rent will be due and payable on or before the first day of each calendar month during the Sublease Term to the address set forth in Section 14.9 below; provided, however, that, if the Sublease Term commences or ends on other than the first and last day, respectively, of a calendar month, the Base Sublease Rent for the fractional calendar month will be prorated on a per diem basis.

2.2 Additional Sublease Rent.

2.2.1	Sublessee shall pay as additional rent hereunder Sublessee’s Pro Rata Share (defined below) of the estimated increases in Property Taxes and Operating Costs (as defined in the Master Lease) over a Tax Base of fiscal tax year 2006 and an Operating Cost Base of calendar year 2006 (each, individually, the “Base Year”) within thirty (30) days after Sublessor has invoiced Sublessee therefore. “Sublessee’s Pro Rata Share” shall mean fifty-six and six tenths (56.6%) percent (which is the percentage obtained by dividing the rentable area of the Subleased Premises (45,554 square feet) by the rentable area of the Leased Premises (80,487 square feet). All sums due under this Sublease other than Base Sublease Rent are deemed to be “Additional Sublease Rent.” Base Sublease Rent and Additional Sublease Rent shall collectively constitute the “Sublease Rent.”

2.2.2	The parties acknowledge that the Master Lease requires Sublessor to pay certain estimated costs. From and after the expiration of the Base Year, Sublessee shall pay to Sublessor on a monthly basis, together with its payment of Base Sublease Rent, Sublessee’s Pro Rata Share of the increases in the estimated Property Taxes and Operating Costs attributable to the Subleased Premises over the Base Year. The determination and adjustment of Additional Sublease Rent shall be made in accordance with the following procedures:

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(1) Upon receipt of a statement from Master Lessor specifying the estimated Operating Costs and Property Taxes to be charged to Sublessor under the Master Lease with respect to each calendar year, or as soon after receipt of such statement as practicable. Sublessor shall give Sublessee written notice of its estimate of Additional Sublease Rent payable for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Master Lessor together with a copy of the statement received from Master Lessor. On or before the first day of each month during each calendar year, Sublessee shall pay to Sublessor as Additional Sublease Rent one-twelfth (l/12th) of such estimated amount together with the Base Sublease Rent.

(2) In the event Sublessor’s notice is not given in December of the calendar year preceding the calendar year for which Sublessor’s notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublessor, Sublessee shall continue to pay to Sublessor monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December notice Sublessee shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Sublessor monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Sublease Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublessor within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

(3) If Sublessee elects. Sublessor will examine the books and records of Master Lessor relevant to Operating Costs or Property Taxes pursuant to the provisions of Section 3.4.4 of the Master Lease, provided that (A) such examination shall be conducted by a party meeting the qualifications for the review of the books and records of Master Lessor as described in the Master Lease, which party shall be designated and compensated by Sublessee, but who shall be acting as Sublessor’s representative for the purposes of examining any such books and records, (B) such party shall render a written report of such examination and such party’s findings and recommendations with respect thereto, a true copy of which shall be delivered to Sublessor and (C) any reasonable expense incurred by Sublessor in connection with such audit shall be reimbursed by Sublessee within thirty (30) days following demand therefor, accompanied by reasonable back-up documentation. Any recovery from any such examination of the books and records shall be applied first to Sublessee, in the amount of the costs and expenses of such examination (to the extent such costs and expenses were paid for by or reimbursed to Sublessor by Sublessee) and, second, shall be allocated among Sublessor and Sublessee in accordance with the proportionate area of the Leased Premises that each occupies-

2.2.3	Upon Sublessor’s receipt of an annual reconciliation from Master Lessor, if any, a reconciliation shall be made against the actual Property Taxes and

Operating Costs incurred by Sublessor under the Master Lease for the Subleased Premises. If Sublessee’s payments of Sublessee’s Pro Rata Share of the estimated Property Taxes and Operating Costs exceeded Sublessee’s Pro Rata Share of the actual Property Taxes and Operating Costs, Sublessee shall be credited the amount of such overpayment against Sublessee’s Pro Rata Share of Property Taxes and Operating Costs next becoming due (or, if the Sublease Term has expired or if such credit will not be fully accomplished prior to expiration, the remainder will be paid to Sublessee). If Sublessee’s payments of Sublessee’s Pro Rata Share of the estimated Property Taxes and Operating Costs is less than Sublessee’s Pro Rata Share of the actual Property Taxes and Operating Costs, Sublessee shall pay to Sublessor the amount of the deficiency within thirty (30) days after delivery of an invoice by Sublessor to Sublessee.

2.2.4	Sublessee shall, with each monthly installment of Base Sublease Rent (or on each date on which Base Sublease Rent would have been payable if it had not been abated pursuant to Section 2.1.1 above), pay to Sublessor (i) the monthly electric charges billed to Sublessor for the Subleased Premises by Master Lessor as set forth in Section 3.5.1 of the Master Lease and (ii) all other electric charges billed directly to Sublessor by the provider thereof for the use of electricity in the Subleased Premises. Sublessee shall also pay Master Lessor directly for any after-hours heating, ventilation and air-conditioning and all other extra costs for services that Sublessee requests from Master Lessor; provided, however, that if Master Lessor requires Sublessor to pay for such services for the benefit of Sublessee, then Sublessee shall] reimburse Sublessor for such costs within thirty (30) days after Sublessee’s receipt of an invoice therefore from Sublessor, accompanied by reasonably detailed back-up documentation.

2.3	No Setoff. Sublease Rent shall be payable without any setoff or deduction, and without notice (other than non-recurring items of Sublease Rent) or demand, except as set forth herein.

2.4	Late Charges and Interest. Sublessee acknowledges that late payment by Sublessee of Sublease Rent will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and any late charges that Master Lessor may impose on Sublessor. If Sublessor does not receive any Sublease Rent within five (5) days following the date the same was due, then, without any requirement for notice to Sublessee (except as set forth below), Sublessee shall pay to Sublessor a late fee of five percent (5%) of the amount past due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublessor will incur by reason of such late payment. In addition, any Sublease Rent due hereunder shall, if not paid when due, bear interest after the due date thereof at the interest rate set forth in Section 3.8 of the Master Lease. Acceptance of such late charge

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and interest by Sublessor shall in no event constitute a waiver of Sublessee’s default or breach with respect to such overdue Sublease Rent nor prevent the exercise of any of the other rights and remedies of Sublessor hereunder or under the Master Lease.

3.	Taxes. In addition to payment of Sublessee’s Pro Rata Share of Property Taxes , Sublessee assumes all responsibility for taxes assessed against personal property located in the Subleased Premises, including the Furniture (defined in Section 14.1 below).

4.	Insurance.

4.1	Additional insureds: Evidence of Insurance. Sublessee shall carry all of the insurance policies required to be carried by Sublessor under the Master Lease and shall name Master Lessor and Sublessor as additional insureds on all such policies (other than Workers’ Compensation). Prior to the Sublease Commencement Date, and at least five (5) days prior to each policy’s expiration date. Sublessee shall deliver to Sublessor evidence reasonably satisfactory to Sublessor (Sublessor agrees to accept a certificate of insurance) of maintenance of insurance coverage with respect to the Subleased Premises as required under the Master Lease.

4.2	Waiver of Subrogation. Any insurance carried by either party with respect to the Subleased Premises and property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Each party, notwithstanding any provisions of this Sublease to the contrary, hereby waives any rights of recovery against the other for injury or loss to property due to hazards covered by insurance or required to be covered by insurance hereunder or under the Master Lease.

5.	Incorporation of the Master Lease.

5.1	Compliance with Master Lease. Except as expressly otherwise provided in this Sublease, Sublessee shall timely and fully comply with all of the provisions of the Master Lease that are to be observed or performed during the Sublease Term by Sublessor as tenant under the Master Lease with respect to the Subleased Premises. Notwithstanding any other provision of this Sublease, Sublessee shall not, by any act or omission, cause Sublessor to be in violation of or in default under the Master Lease, or do or permit, any act that is in violation of the Master Lease.

5.2	Incorporation of Master Lease. Insofar as the provisions of the Master Lease pertaining to the Subleased Premises do not conflict with specific provisions of this Sublease, such provisions (except the Excluded Provisions defined in Section 6 below) are incorporated by this reference into this Sublease as fully as if completely restated herein. Subject to the preceding sentence, Sublessee shall be bound by alt the provisions of the Master Lease pertaining to the Subleased Premises and shall perform all of the obligations and responsibilities that

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Sublessor is obligated to perform pursuant to the Master Lease pertaining to the Subleased Premises. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” or “Lessor” is used, it shall mean Sublessor, and wherever in the Master Lease the word “Tenant” or “Lessee” is used, it shall mean Sublessee, and wherever in the Master Lease the words “Premises” or similar words are used, they shall mean the Subleased Premises. All terms used herein with initial capital letters that are not specifically defined herein shall have the same meanings attributed to those terms in the Master Lease, provided that the same are not in conflict with the terms and provisions of this Sublease.

5.3	Subleased Premises Only. The parties acknowledge and agree that Sublessee’s rights and obligations hereunder relate to only those portions of the Leased Premises covered by the Master Lease that are a part of, or are related or appurtenant to, the Subleased Premises including, but not limited to, all common areas which Sublessor is permitted to use and/or access under the provisions of the Master Lease.

5.4	Subject to Master Lease. This Sublease is expressly subject to and inferior to the Master Lease, and no provision of this Sublease shall be construed in a manner that would constitute a breach of the Master Lease; provided, however, that Sublessor shall not give any consent or take any other action which would permit the subordination of this Sublease to any matter except as may otherwise be required by the Master Lease.

5.5	Approval of Master Lease, Amendments to Master Lease. Sublessee represents that it has read, is familiar with, and agrees to all of the provisions of the Master Lease to the extent that such provisions relate to the Subleased Premises. Notwithstanding any provision to the contrary herein, Sublessor shall not amend or modify the terms of the Master Lease as it affects the Subleased Premises in any manner that would adversely affect Sublessee’s rights under this Sublease.

5.6	Services. Notwithstanding anything in this Sublease to the contrary, Sublessee acknowledges and agrees that Sublessor shall not be obligated to furnish to Sublessee any services of any nature whatsoever (including, without limitation, the furnishing of heat, electrical energy, air conditioning, elevator service, cleaning, window washing, and rubbish removal services). Insofar as Master Lessor is obligated to furnish any services to the Subleased Premises, to repair or rebuild the same, to perform any other act whatsoever with respect to the Subleased Premises, or to perform any obligation or satisfy any condition under the Master Lease, Sublessee expressly acknowledges that Sublessor does not undertake the performance or observance of such obligations, but is only obligated, upon receipt of written notice from Sublessee, to use commercially reasonable efforts to obtain Master Lessor’s performance for Sublessee’s benefit and without obligating itself to institute legal action (except as set forth below) or incur any expense. If Sublessor fails, after using reasonable efforts, to cause Landlord to observe and/or perform any of its obligations under the Master Lease with respect to the Subleased Premises, Sublessee shall have the right, upon

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notice to Sublessor, and at Sublessee’s sole cost and expense, to bring an action in Sublessor’s name to accomplish such purpose and Sublessor agrees to cooperate with Sublessee in any such action. Any monetary recovery in such action shall inure to the benefit of Sublessee.

5.7	Consent of Master Lessor. Wherever Sublessor’s consent is required under this Sublease, the consent of Master Lessor shall also be required (to the extent set forth in the Master Lease). Whenever Master Lessor’s consent is required under the Master Lease, the consent of Sublessor shall also be required, but will not be unreasonably withheld, conditioned or delayed.

5.8	Master Lessor’s Representations and Warranties. Sublessor shall have no liability or obligation to Sublessee based upon any representation or warranty made by Master Lessor to Sublessor under the Master Lease or based upon any act or omission of Master Lessor or its agents, employees, or contractors.

5.9	Sublessor’s Representation. Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no notices of default have been sent or received by Sublessor with respect to the Master Lease, nor to the present knowledge of Sublessor has any event or condition occurred which, with the passing of time or the giving of notice, would result in an event of default by Sublessor under the Master Lease. If Sublessor receives any notice or demand from Landlord under the Master Lease with respect to the Subleased Premises, Sublessor shall promptly but, in any event, in not less than five (5) business days, deliver a true and correct copy of the same to Sublessee.

5.10	Sublessor Covenants Sublessor agrees to maintain the Master Lease, as it pertains to the Subleased Premises, during the entire term of this Sublease, and to use its reasonable efforts to cause Landlord to comply with or perform the obligations of Sublessor under the Master Lease. Sublessor shall indemnify, defend and hold Sublessee free and harmless of and from all claims, demands, actions, proceedings, suits, liabilities, losses, judgments, expenses (including attorneys’ fees) and damages of any kind or nature whatsoever arising out of Sublessor’s failure to maintain the Master Lease free from an event of default by Sublessor under the Master Lease or to use its reasonable efforts to cause Landlord to comply with or perform the obligations of Sublandlord, (ii) any termination of the Master Lease prior to the scheduled Termination Date without the prior written consent of Sublessee, which consent may be withheld in Sublessee’s sole and absolute discretion, and (iii) any default or breach by Sublessor of the terms and conditions of this Sublease.

6. Inapplicability of Certain Provisions of Master Lease.

6.1	The following sections or provisions of the Master Lease (the “Excluded Provisions”) are not incorporated into this Sublease and do not form a part of this Sublease, except as otherwise described herein, or to the extent that they contain defined terms which are used herein, or are used as standards to measure the requirements or obligations of the parties hereto:

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(i)	any provisions that are superseded by, or are in direct conflict with, the provisions hereof;

(ii) any provisions relating to Master Lessor’s or Sublessor’s obligations regarding the initial construction of the Leased Premises by Master Lessor or the payment of an improvement allowance;

(iii)	Definitions: Broker; Construction Period Commencement Date; Fair Market Rent; Lease Security Deposit; Lease Term; Plans and Specifications; Prepaid Rent; Tenant Improvement Allowance;

(iv) Section 2.1.2, Expansion Space — Right of First Opportunity;

(v) Section 2.2.2, Option to Extend;

(vi) Section 2.2.3, Determination of Fair Market Rent for Extension Option;

(vii) Section 2,3, Plans and Specifications;

(viii) Section 2.4, Commencement Date;

(ix) Section 2.5, Tenant’s Contribution to Tenant Improvement Costs;

(x) Section 3.1, Payment of Rental;

(xi) Section 3.2, Base Rent;

(xii) Section 3.3, Lease Security Provision;

(xiii) Section 3.7, Late Charge;

(xiv) Sections 4.1.4, 4.1.5 and 4.1.6;

(xv) Section 4.4, Tenant Alterations (final sentence only);

(xvi)	Section 4.7, Renewal of Property (provisions allowing “Landlord” to require removal of Alterations only);

(xvii) Section, 4.14 Landlord’s Insurance;

(xviii) Section 4.16.7;

(xix) Section 4.17;

(xx) Section 4.19;

(xxi) Section 4.21.3 (clause (a) only);

(xxii) [Intentionally deleted];

(xxiii) Section, 4.23 Signs;

(xxiv) Section 4.29, Rooftop Equipment;

(xxv) Section 4.30, Generator;

(xxvi) Section 5.1.1 (b) (from “provided, however” to end);

(xxvii) EXHIBIT B, Drawings Showing the Location of the Premises;

(xxviii)EXHIBIT C, Listing of Plans and Specifications for Tenant;

Improvements;

(xxix) EXHIBIT F, Letter of Credit Criteria;

(xxx) EXHIBIT G, Exterior Signage;

(xxxi) EXHIBITH, Form of Requisition for Tenant Improvement Allowance;

and

(xxii) EXHIBIT J, Tenant’s Generator Allowance

7.	AS-IS. Sublessee acknowledges and agrees that it has had the opportunity to inspect and familiarize itself with the Subleased Premises and has done so. Sublessee’s taking possession of the Subleased Premises shall be conclusive evidence by Sublessee that the Subleased Premises were in good order and satisfactory condition when Sublessee took possession. Sublessee hereby accepts the Subleased Premises in its current “AS IS, WHERE IS” condition, without any obligation on the part of Sublessor to prepare or construct the Subleased Premises for Sublessee’s occupancy; provided, however, that Sublessor agrees to deliver the Subleased Premises in a broom clean condition except for the Furniture as hereinafter defined. Sublessee acknowledges that neither Sublessor nor Sublessor’s agents have made any representation or warranty as to the condition of the Subleased Premises or the suitability of the Subleased Premises for the conduct of Sublessee’s business.

8.	Leasehold Improvements. Sublessee shall not have the right to make any improvements or alterations to the Subleased Premises without first obtaining the written consent of Sublessor (not to be unreasonably withheld or delayed) and Master Lessor. If such consent is granted by both Sublessor and Master Lessor, Sublessee shall perform all improvements and alterations in accordance with the terms of such consent, the Master Lease and in compliance with all Laws. Sublessor agrees to use commercially reasonably efforts to assist Sublessee in obtaining Master Lessor’s consent if such consent is required; provided, however, that Sublessor shall not be obligated to institute legal action or incur any expense.

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9.	Default.

9.1	Default and Enforcement. The rights of Sublessor and Sublessee to enforce the provisions of this Sublease, default under this Sublease, and termination of this Sublease shall be governed by the applicable default and remedy provisions of the Master Lease as if Sublessor and Sublessee were landlord and tenant thereunder, respectively, except as specified in Sections 9.2 and 9.3.

9.2	Cure Periods. The parties acknowledge that a failure to perform by Sublessee under this Sublease may place Sublessor in default of its obligations under the Master Lease. Therefore, the parties agree that the period afforded Sublessee to cure a non-monetary default under this Sublease shall be three (3) days less than that provided to Sublessor under the Master Lease, if any.

9.3	Notices. To the extent that the Master Lease requires notice to be given by Master Lessor to Sublessor, Sublessor shall transmit such notice to Sublessee within a reasonable time after notice is received by Sublessor. Whenever Sublessor has an obligation to perform any act or to give any notice to Master Lessor under the Master Lease and such obligation is assumed by Sublessee in this Sublease, then Sublessee shall perform such act or give such notice at least three (3) days before the due date specified in the Master Lease.

10.	Assignment and Subletting. So long as Sublessee is not entering into the Permitted Transfer for the purpose of avoiding or otherwise circumventing the remaining terms of this Sublease, Sublessee may assign its entire interest under this Sublease, or sublease all or a portion of the Subleased Premises without the consent of Sublessor, to (i) an affiliate, subsidiary, or parent of Sublessee, or a corporation, partnership or other legal entity wholly owned by Sublessee (collectively, an “Affiliated Party”), or (ii) a successor to Sublessee by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such Transfer a “Permitted Transfer”): (1) Sublessee is not in default hereunder; (2) Sublessee shall give Sublessor written notice at least ten (10) days prior to the effective date of the proposed Permitted Transfer; and (3) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Sublessee ceasing to exist as a separate legal entity, (a) Sublessee’s successor shall own all or substantially all of the assets of Sublessee, and (b) Sublessee’s successor shall have a net worth which is at least equal to Sublessee’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization-

11.	Signage. Sublessee shall have no right under this Agreement to erect a sign on the exterior of the Building except as specifically provided for in this Section. At Sublessee’s written request. Sublessor shall request approval from Master Lessor, on behalf of Sublessee, for Sublessee to erect a sign with Sublessee’s name on it (“Sublessee’s Sign”), at Sublessee’s sole cost and expense, on the exterior of the Building to replace Sublessor’s existing sign on the exterior of the Building. In the event that Master Lessor and Sublessor agree to permit Sublessee to place Sublessee’s Sign on the exterior of the Building, the provisions of Exhibit G to the Master Lease, Exterior Sign, and the

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provisions of Sections 4.23.1 (a) and (b) of the Master Lease (except that Sublessee shall only be entitled to request one sign and Sublessor shall have no obligation to assist Sublessee in applying for permits and approvals), shall be incorporated herein and shall apply to Sublessee’s Sign. Sublessor shall further request Master Lessor’s approval to place Sublessee’s name on the main directory sign for the Building and to place an entryway sign bearing Sublessee’s name next to Sublessee’s entryway into the Subleased Premises pursuant to Section 4.23.2 of the Master Lease; provided, however, that the preparation and placement of such interior signs shall be performed by Master Lessor at Sublessee’s sole cost and expense. Sublessor agrees to use commercially reasonable efforts to obtain Master Lessor’s approval pursuant to this Section; provided, however, that Sublessor shall not be required to institute legal action or incur any expense. Notwithstanding the foregoing, Sublessor shall have no obligation to remove its exterior sign for any reason including, without limitation, because Sublessee intends to place a sign on the exterior of the Building. If Master Landlord agrees that Sublessee may attach a sign to the exterior of the Building and, in connection therewith, Sublessee wants to remove Sublessor’s sign, then Sublessee shall have the right to remove Sublessor’s sign at Sublessee’s sole cost and expense and subject to the requirements of the Master Lease and this Sublease. Sublessee agrees to indemnify and hold harmless Sublessor from all costs and expenses, including reasonable attorney’s fees, incurred by Sublessor as a result of Sublessee’s removing Sublessor’s sign.

12.	Termination of Master Lease. If the Master Lease terminates, then this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease; provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Subleased Premises, the Leased Premises, or the building or project of which the Leased Premises are a part, then the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

13.	Holdover. If Sublessee remains in possession of the Subleased Premises after the Termination Date (the “Holdover Period”) then notwithstanding anything to the contrary in this Sublease, and despite the Sublease Rent payable hereunder, Sublessee shall be fully liable for the Base Rent and additional rent payable by Sublessor to Master Lessor under Section 3.6 of the Master Lease throughout the entire Holdover Period, and all other amounts in connection with such holdover that may be payable by Sublessor to Master Lessor under the Master Lease with respect to the Subleased Premises.

14.	Miscellaneous.

14.1	Waiver. Waiver of one breach of a term, condition, or covenant of this Sublease by either party hereto shall be limited to the particular instance and shall not be deemed to waive future breaches of the same or other terms, conditions, or covenants.

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14.2	Joint and Several. If Sublessee consists of more than one person or entity, the obligations of such parties under this Sublease shall be joint and several.

14.3	Entire Agreement: Amendments. This Sublease, including the exhibits and addenda, if any, embodies the entire agreement between the parties with relation to the transaction contemplated hereby, and this Sublease supersedes and cancels any and ail previous negotiations, arrangements, brochures, agreements, letters of intent, and understandings, if any, between Sublessor and Sublessee, or displayed by Sublessor’s brokers or agents or Sublessor with respect to the subject matter of this Sublease or the Subleased Premises. There are no representations between Sublessor and Sublessee other than those contained in this Sublease. Any amendment or modification of this Sublease must be in writing and signed by Sublessor and Sublessee, and Master Lessor, if required under the Master Lease.

14.4	Survival of Indemnities and Covenants. Any and all indemnities herein and any and all covenants herein not fully performed on the date of the expiration or termination of this Sublease shall survive such expiration or termination. Without limiting the generality of the foregoing, Sublessee’s obligation to pay Additional Sublease Rent, taxes and liabilities shall survive the termination of this Sublease, and be payable as to costs incurred during the Sublease Term, even if invoices are received after the Termination Date.

14.5	Brokers. Sublessor and Sublessee agree that Meredith & Grew (the “Brokers”) is the only broker involved in the procurement, negotiation, and execution of this Sublease. A Broker’s commission shall be paid by Sublessor pursuant to a separate commission agreement. Sublessor and Sublessee hereby agree to defend, indemnify and hold each other harmless against any loss, claim, expense, or liability with respect to any commissions or brokerage fees claimed in connection with this Sublease by, through, or under the indemnifying party.

14.6	Independent Obligations. The obligation of Sublessee to pay Sublease Rent hereunder and the obligation of Sublessee to perform Sublessee’s other covenants and duties hereunder constitute independent unconditional obligations to be performed at all times provided for hereunder. Except as expressly provided in this Sublease or as set forth in the Master Lease, Sublessee waives and relinquishes all rights that Sublessee might have to claim any nature of lien against or withhold, abate or deduct from, or offset against Sublease Rent.

14.7	Litigation Costs. If any legal action is filed to enforce this Sublease, or any part thereof, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs of the action.

14.8	[Intentionally deleted.]

14.9	Notices. All notices given pursuant to this Sublease shall be given in accordance with the terms of the Master Lease to the following addresses:

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To Sublessor: Lightbr With a copy to:	idge, Inc. 30 Corporate Drive Burlington, Massachusetts 01803 Attention; Eugene J. DiDonato, Esq. Jacob N. Polatin, Esq.

Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts 02210

To Sublessee: By Appointment Only 100 Crosby Drive Suite 201 Bedford, Massachusetts 01730

With a copy to: Jonathan D. Tamkin, Esq.

Tamkin & Hochberg, LLP
313 Washington Street, #202
Newton, Massachusetts 02458

14.10	Successors and Assigns. This Sublease shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

14.11	Multiple Counterparts. This Sublease may be executed in multiple counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

14.12	Surrender of Subleased Premises. Upon the Termination Date, Sublessee shall surrender the Subleased Premises to Sublessor in (a) broom clean condition and in at least as good condition as it was received on the Sublease Commencement Date, ordinary wear and tear excepted, and (b) the condition required in the Master Lease, provided that Sublessee will not be required to remove or restore any improvements or alterations constructed by or on behalf of Sublessor. In addition to its other obligations hereunder, Sublessee shall remove the Telephone Switch, but not the Telephone Equipment, as defined in Section 14.15. Sublessee shall surrender all of the Furniture to Sublessor on the Termination Date in the condition it was received by Sublessee on the Sublease Commencement Date, ordinary wear and tear excepted, unless Sublessee elects to acquire the Furniture as provided in Section 15.1 hereof.

14.13	Conditions. This Sublease shall not be effective unless and until it has been signed by Sublessee and Sublessor, and Master Lessor’s form of consent (in a form reasonably acceptable to both Sublessor and Sublessee) to this Sublease (the

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“Consent”) has been executed by Master Lessor. Following execution by Master Lessor, the Consent shall be attached hereto. If Master Lessor does not consent to this Sublease on or before March 15, 2007,, this Sublease will not become effective, and neither party shall have any obligation or liability to the other (provided, however, that if Sublessee prepaid any Sublease Rent, such shall be returned by Sublessor to Sublessee) and the obligations of the parties, each to the other, shall be void and of no further force or effect.

14.14	Parking. Sublessee shall have the right to use one hundred forty (140) parking spaces at no additional charge to Sublessee. Sublessee shall comply with all terms and conditions set forth in the Master Lease regarding such parking, and any other rules and regulations imposed by Master Lessor regarding the same.

14.15	Access. During the Sublease Term, and at no additional cost. Sublessee shall have the right to use the telephone room (the “Telephone Room”) which is located in the Subleased Premises, and which is shown on Exhibit B, in common with Sublessor. In connection therewith, Sublessee shall have the right, in common with Sublessor, to use the telecommunications and data wiring and other equipment and racking (the ‘Telephone Room Equipment”) now located in the Telephone Room. Sublessor shall retain title to the Telephone Room Equipment but shall have no obligation to repair, replace, install or inspect the Telephone Room Equipment; provided, however, that Sublessee, may, at its option and at its own cost, repair, replace, install and inspect the Telephone Room Equipment. Except m the case of emergency, Sublessor will give Sublessee at least one (1) day’s prior written notice of any proposed entry into the Telephone Room, and will specify in such notice the purpose of Sublessor’s access and the names of the personnel who will be entering the Subleased Premises on behalf of Sublessor. Notwithstanding the foregoing, the Telephone Room Equipment shall not include the telephone switch (the “Telephone Switch”) located in the Telephone Room. Sublessor represents that it owns the Telephone Switch free and clear of all liens and encumbrances. On the Commencement Date, Sublessor shall assign the title to the Telephone Switch to Sublessee, for no additional payment, in the form of a mutually agreeable bill of sale for an “as is” sale which shall disclaim all warranties and representations except as to Sublessor’s title to the Telephone Switch, to be prepared by Sublessee, and the Telephone Switch shall become the property of Sublessee on the Commencement Date. It shall be Sublessee’s obligation to obtain permission to license the software for such Telephone Switch from Siemens, or any other owner of the software used to operate the Telephone Switch and Sublessee shall have no obligation to assist Sublessee to obtain such licensing permission.

14.16	Quiet Enjoyment. Upon Sublessee paying the Base Sublease Rent and the other rent due hereunder for the Subleased Premises, and observing and performing all of the covenants, conditions and provisions on Sublessee’s part to be observed and performed hereunder, Sublessee shall have quiet possession of the Subleased Premises of the entire Term hereof without hindrance or molestation by Sublessor, subject to all of the provisions of this Sublease.

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14.17 Security Deposit.

(a)	Simultaneously with the execution and delivery of this Sublease by Sublessee to , Sublessee shall deliver to Sublessor a security deposit (the “Security Deposit”) in an amount equal to Two Hundred Sixteen Thousand Three Hundred Eighty-one and 00/100 Dollars ($216,381.00) in the form of an irrevocable, standby letter of credit (the “Letter of Credit”). The Security Deposit shall constitute security for payment of Base Sublease Rent, Additional Sublease Rent and for the performance of any and all other covenants, agreements and obligations of Sublessee under this Sublease. If Sublessee defaults with respect to any covenant or condition of this Sublease, then Sublessor may, upon the expiration of any applicable notice and cure periods, draw upon the Security Deposit, in whole or in part, and apply all or any part of the proceeds thereof to the payment of any sum in default, or any other sum which Sublessor may be required or deem necessary to spend or incur by reason of Sublessee’s default, or to satisfy in part or in whole any damages suffered by Sublessor as a result of Sublessee’s default (without any waiver of Sublessee’s default being deemed to have occurred). In the event of such application. Sublessee shall promptly deposit with Sublessor in the form of an additional letter of credit the amount necessary to restore the Security Deposit to the full amount set forth above. The parties expressly acknowledge and agree that the Deposit is not an advance payment of Basic Sublease Rent or Additional Sublease Rent, nor a measure of Sublessor’s damages in the event of any default by Sublessee. If Sublessee shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Sublease, the Letter of Credit shall be returned to Sublessee for cancellation within thirty (30) days after all of the following have taken place: (a) expiration of the Sublease Term or earlier termination of the Sublease; (b) removal of Sublessee’s property from the Subleased Premises in accordance with this Sublease; and (c) the surrender of the Subleased Premises and delivery of possession thereof by Sublessee to Sublessor in accordance with this Sublease. Should Sublessor transfer the Security Deposit to any transferee of the Master Lease or Sublessor’s interest therein, thereafter such transferee shall be liable for the return of the Security Deposit, and Sublessor shall be released from all liability for the return thereof, subject to such transferee’s acceptance of the Security Deposit and assumption of the liability therefor.

(b)	The Letter of Credit shall be (i) at all times in the amount of the Security Deposit, and shall permit multiple draws; (ii) issued by a commercial bank reasonably acceptable to Sublessor and located in the continental United States; (iii) made payable to Sublessor; (iv) payable at sight upon presentment to a local (Greater Boston) branch of the issuer; (v) for a term of not less than one (1) year; and (vi) at least thirty (30) days prior to the then-current expiration date of such Letter of Credit, renewed (or automatically and unconditionally extended) from time to time through the sixtieth (60th) day after expiration of the Term. In the event that any issuer of a Letter of Credit held by Sublessor is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, then, effective as of the date such receivership or

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conservatorship commences, said Letter of Credit shall be deemed not to meet the requirements of this Section, and, within thirty (30) business days thereof, Sublessee shall replace such Letter of Credit with a new Letter of Credit or with cash or other collateral acceptable to Sublessor in its reasonable opinion. Any failure or refusal of the issuer to honor the Letter of Credit shall be at Sublessee’s sole risk and shall not relieve Sublessee of its obligations hereunder with respect to the Security Deposit.

15. Furniture and Equipment.

15.1	Right to Use Furniture and Certain Equipment in Subleased Premises.

Commencing on the Sublease Commencement Date, at no additional charge to Sublessee except as set forth below, the furniture located in the Subleased Premises, and certain equipment as more specifically described in Exhibit “C” attached hereto (collectively, the “Furniture”), shall be available for use by Sublessee throughout the Sublease Term at Sublessee’s sole risk. The Furniture shall be delivered to Sublessee in its “AS-IS” condition and without warranty of any kind. Unless Sublessee elects to purchase the Furniture as hereinafter provided, at the end of the Term of this Sublease, Sublessee shall return the Furniture to Sublessor in the same condition as it now is, reasonable use and wear excepted. Notwithstanding the foregoing, Sublessee may, at its own cost and expense, make minor adjustments and upgrades to the cubicles; provided, however, that no one individual adjustment or upgrade shall cost more than $200.00 and, that the aggregate cost of all of the adjustments and upgrades to the cubicles made by Sublessee shall not exceed $2,000.00, unless Sublessee obtains the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed. Sublessee shall not have any obligation to reimburse Sublessor for the maintenance costs associated with the Furniture incurred by Sublessor during the Sublease Term; provided, however, that Sublessee agrees that Sublessor shall not have any obligation to maintain the Furniture during the Sublease Term. At the end of the Term of this Sublease, at the written election of Sublessee to be delivered to Sublessor not later than sixty (60) days prior to the end of the Term, the Furniture shall be assigned and transferred to Sublessee, for no additional payment, in the form of a mutually agreeable bill of sale to be prepared by Sublessee, and shall become the property of Sublessee and removed from the Subleased Premises provided Sublessee restores the Subleased Premises as required by this Sublease at the end of the Term. The Furniture shall be assigned and transferred to Sublessee in its “AS-IS” condition and without warranty of any kind.
15.2 Prior to the Sublease Commencement Date, Sublessor agrees, at its own cost and expense, to remove the computer servers from the data room; provided, however, that Sublessor shall not be obligated to remove anything else from the data room including, without limitation, the cabling, the wiring, the air conditioning equipment or any other appurtenances and equipment relating directly or indirectly to the computer servers.

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EXECUTED as of the Effective Date.SUBLESSOR:

LIGHTBRIDGE, INC.,

a Delaware corporation

By: /s/ Robert E. Donahue
Title: CEO

SUBLESSEE:

By Appointment Only, Inc.

A Massachusetts corporation

By: /s/ Jim Higgins
Title: President
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Exhibit A: Master Exhibit B: Exhibit C:	Lease Subleased Premises Furniture in Subleased Premises

B3308725.6

EXHIBIT A MASTER LEASE

[See attached.] 1

JMK\2266\034M\13]8898.02 02/08/07 2:i0 PM

March 8, 2007

By Federal Express

Mr. Michael Farrell Chief Operating Officer By Appointment Only, Inc. 100 Crosby Drive, Suite 201 Bedford, MAO 1730

Re: Sublease Agreement dated February 8, 2007

30 Corporate Drive, Burlington. Massachusetts

Dear Mr. Farrell:

In connection with our conversations, we hereby agree to revise the above-referenced Sublease Agreement by amending Section 1.1 (a) by deleting “April 1, 2007” and inserting “May 1,2007” in its place and stead. Except as set forth herein, the Sublease Agreement shall remain in full force and effect.

Please acknowledge your understanding by signing below where indicated and returning four originals of this letter to me.

If you have any questions, I can be reached at 781-359-4201. Thank you.

Sincerely,

/s/ Eugene J. DiDonato
Eugene J. DiDonato
Vice President and General Counsel

Acknowledged:

BY APPOINTMENT ONLY, INC.

By: Name:	/s/ Michael Farrell Michael Farrell

Title;	Chief Operating Officer

Date:	March 13, 2007